UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to Section 240.14a-12
LECROY CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER OR EMAIL TO CUSTOMERS

SUBJECT LINE: LeCroy Agrees to be Acquired by Teledyne

Valued Customer,

This morning, LeCroy announced a definitive agreement to be acquired by Teledyne Technologies Incorporated (NYSE:TDY), a $1.9B global, diversified provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. We expect that Teledyne’s global scale and reach will provide a great springboard for the growth of LeCroy’s products and technology.

Because LeCroy will continue to operate under its current leadership team as a relatively autonomous entity consistent with Teledyne’s acquisition history, our relationship with our customers will not change. You will experience the same high-quality level of support. At the same time, we expect this combination will accelerate our product development efforts. This includes extending our current oscilloscope path to 100 GHz and beyond by utilizing Teledyne’s leading InP HBT and HEMT technology.

Please continue to contact the same sales, customer service and technical support at LeCroy. If you have any questions, please call me at 845-578-6022. We look forward to continuing to provide you with high-quality products and exceptional service. Thank you for your continued support.

Sincerely,

Tom Reslewic

Chief Executive Officer

LeCroy Corporation

Cautionary Note Regarding Forward-Looking Statements

Statements in this document regarding the proposed transaction between LeCroy Corporation , a Delaware corporation (the “Company”), and Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), the expected timetable for completing the transaction, benefits and synergies of the transaction, and any other statements about Teledyne or the Company’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended July 2, 2011 and the Company’s Quarterly Reports on Form 10-Q for the periods ending October 1, 2011, December 31, 2011 and March 31, 2012. Teledyne and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Teledyne, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, NY 10977, Attn: Investor Relations or by calling (845) 425-2000.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

Participants in Solicitation

The Company and Teledyne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended July 2, 2011, its proxy statement dated September 15, 2011, and its Current Report on Form 8-K filed September 15, 2011, which are filed with the SEC. As of May 25, 2012, the Company’s directors and officers beneficially owned approximately 1,084,688 shares, or 6.4%, of the Company’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.